Exhibit 10.1

THIRD AMENDMENT TO THE

LICENSE AGREEMENT

This Third Amendment (“Amendment”) dated as of October 20, 2011 is by and among the New York Mercantile Exchange, Inc. (“NYMEX”), United States Commodity Funds LLC (“USCF”) as General Partner to the Funds listed in ATTACHMENT A hereto (the “Funds”) and the Funds.

WHEREAS, NYMEX, United States Oil Fund, LP, United States Natural Gas Fund, LP United States Gasoline Fund, LP, United States Heating Oil Fund, LP and Victoria Bay Asset Management LLC entered into a License Agreement as of April 10, 2006, which was amended on December 4, 2007 adding United States 12 Month Oil Fund, LP and United States 12 Month Natural Gas Fund, LP as parties to such agreement, and which was amended again on May 22, 2009 (as amended, the “Original License Agreement”);

WHEREAS, NYMEX, USCF and the Funds wish to further amend Sections 5.1 and 5.2 of Section 5 –COMPENSATION of the Agreement;

WHEREAS, the Original License Agreement was terminated by letter dated October 7, 2011 from Mr. Howard Mah of United States Commodity Funds LLC to NYMEX (the “Termination Notice”), so the parties would like to renew the Agreement in accordance with its terms as modified herein;

NOW, THEREFORE, NYMEX, USCF and the Funds agree as follows:

1. Amendment to the Agreement. Sections 5.1 and 5.2 of the License Agreement are replaced with the following:

5.1 As payment in full for the license granted hereunder, United States Commodity Funds LLC, on behalf of the Licensees, shall pay, on a quarterly basis to Licensor, a license fee as set forth in the table below (“License Fee”) in U.S. dollars. Licensees shall make all License Fee payments in compliance with this Article 5.

Total Face Amount	License Fee
Total Face Amount	1.5 basis points of the Total Face Amount

5.2 United States Commodity Funds LLC shall pay the License Fee to Licensor on a quarterly basis as follows. Quarterly payments shall be the sum of the calculated License Fees according to the following formula: Daily License Fee = [(Total Face Amount × .00015) ÷ 365]. All Cover Pages to Payment Reports are corrected to reflect the amended formula. On days that the Securities are not traded, the Face Amounts for the respective License Fees shall be those determined on the previous day on the Securities were traded. In the event that either (x) the Effective Date is not the first day of a Payment Quarter or (y) the Termination Date or the date of termination of this agreement under Paragraphs 5.6, 11.2, or 11.3 herein is not the last day of a Payment Quarter, then the payment for the relevant Payment Quarter shall be calculated based on the actual days in the Payment Quarter. All quarterly payments shall be made by United States Commodity Funds LLC to Licensor on each Payment Reporting Date by United States Commodity Funds LLC sending to Licensor: (a) the relevant Payment Report together with the relevant Securities Report via electronic mail to meghan.macnaughton@cmegroup.com; and (b) payment of the appropriate License Fee via wire payment of funds pursuant to the wire instructions set forth in EXHIBIT F of the License Agreement, in U.S. Dollars, without set-off, deduction or counterclaim whatsoever. Pursuant to Paragraph 5.6 of the License Agreement, Licensor shall have the right to review and audit the Payment Report and Licensees’ calculation of the License Fee.

2. Notwithstanding anything to the contrary set forth in the Termination Notice, the parties hereby agree that the License Agreement shall remain in effect in accordance with the terms and conditions set forth in Section 11 (i.e., unless terminated earlier as provided in the License Agreement, the License Agreement shall renew automatically at least through April 10, 2013).

3. Miscellaneous.

(a)	Except as specifically modified here, the Agreement remains unchanged and is, and shall remain, in full force and effect. If any provision of this Amendment conflicts with any provision of the Agreement, the applicable provision of this Amendment shall prevail.

(b)	Entire Agreement. This Amendment, along with the License Agreement dated April 10, 2006, as amended December 4, 2007 and May 22, 2009, constitutes the entire agreement and understanding of the parties with respect to this Amendment’s subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(c)	Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if signature thereto and hereto were upon the same instrument.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to be duly executed and delivered by their respective authorized officers as of the date set forth above.

NEW YORK MERCANTILE EXCHANGE, INC.

By:	/s/ Brian McElligott
Name: Brian McElligott
Title: Managing Director

UNITED STATES COMMODITY FUNDS LLC,

on behalf of itself and the Funds listed on

EXHIBIT A hereto

By:	/s/ Howard Mah
Name: Howard Mah
Title: Management Director

ATTACHMENT A

FUNDS

United States Oil Fund, LP

United States Natural Gas Fund, LP

United States Gasoline Fund, LP

United States Heating Oil Fund, LP

United States 12 Month Oil Fund, LP

United States 12 Month Natural Gas Fund, LP

United States Short Oil Fund, LP